                                                                    EXHIBIT 10.9





                          B SHARE COLLATERAL AGREEMENT

                              Dated June 26, 1996

                                      From

                          A I M MANAGEMENT GROUP INC.

                                  as Borrower
                                  -----------

                                       to

                                 CITIBANK, N.A.

                            as Administrative Agent
                            -----------------------

                          T A B L E   O F   C O N T E N T S
                          ---------------------------------


SECTION                                                                                                              PAGE

1.  Grant of Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.  Security for Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

3.  Borrower Remains Liable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

4.  Delivery of Account Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

5.  Maintaining the B Share Collateral Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

6.  Investing of Amounts in the B Share Collateral Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

7.  Release of Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

8.  Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

9.  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

10.  Place of Perfection; Records; Collection of Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

11.  As to the Assigned Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

12.  Payments Under the Assigned Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

13.  Transfers and Other Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

14.  Administrative Agent Appointed Attorney-in-Fact  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

15.  Administrative Agent May Perform . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

16.  The Administrative Agent's Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

17.  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

18.  Indemnity and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

19.  Amendments; Waivers; Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION                                                                                                              PAGE

20.  Addresses for Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

21.  Continuing Security Interest; Assignments under the Credit Agreement . . . . . . . . . . . . . . . . . . . . . .  12

22.  Release and Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

23.  Governing Law; Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12



Schedule I                -       Assigned Agreements

Exhibit A                 -       Form of Consent and Agreement

                          B SHARE COLLATERAL AGREEMENT


                 B SHARE COLLATERAL AGREEMENT dated June __, 1996 made by A I M MANAGEMENT GROUP INC., a Delaware corporation with an office at 11 Greenway Plaza, Suite 1919, Houston, Texas 77046 (the "Borrower"), to Citibank, N.A. ("Citibank"), as administrative agent (the "Administrative Agent") for the lenders (the "Lenders") party to the Credit Agreement (as hereinafter defined).

                 PRELIMINARY STATEMENTS.

                 (1) The Lenders and the Administrative Agent have entered into a Credit Agreement dated as of June __, 1996 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with the Borrower.

                 (2) The Borrower has opened a collateral account (the "B Share Collateral Account") with A I M Money Market Fund at its office at 11 Greenway Plaza, Suite 1919, Houston, Texas 77046, Account No. 40 20 702 9182, in the name of the Borrower, pledged to the Administrative Agent and subject to the terms of this Agreement.

                 (3) It is a condition precedent to the making of Loans by the Lenders under the Credit Agreement that the Borrower shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

                 NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans under the Credit Agreement, the Borrower hereby agrees with the Administrative Agent for its benefit and the ratable benefit of the Lenders as follows:

                 Section 1. Grant of Security. The Borrower hereby assigns and pledges to the Administrative Agent for its benefit and the ratable benefit of the Lenders, and hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Lenders a security interest in, the following (collectively, the "Collateral"):

                 (a) all of the Borrower's right, title and interest, whether now owned or hereafter acquired, in and to all accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles and other obligations of any kind, now or hereafter existing, constituting Deferred Load Amounts (other than Deferred Load Amounts that, on any date of determination, have been sold pursuant to a Securitization Program) and the proceeds of any Securitization Program (any and all such accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles and obligations, to the extent not referred to in clause (b), (c) or (d) below, being the "Receivables");

                 (b) all of the Borrower's right, title and interest in its capacity as "Seller" in and to the Collection Agency Agreement described on Schedule I hereto and all of the Borrower's right, title and interest in and to each other agreement listed on Schedule I, as such agreements may be amended or otherwise modified from time to time (collectively, the "Assigned Agreements"), including, without limitation, (i) all rights of the Borrower to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of the Borrower for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of the Borrower to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the "Agreement Collateral");

                 (c) all of the following (collectively, the "Account Collateral"):

                          (i) the B Share Collateral Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the B Share Collateral Account;

                          (ii) all Collateral Investments (as hereinafter defined) from time to time and all certificates and instruments, if any, from time to time representing or evidencing the Collateral Investments;

                          (iii) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Administrative Agent for or on behalf of the Borrower in substitution for or as a proceed of any or all of the then existing Account Collateral; and

                          (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral; and

                 (d) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (a) - (c) of this Section
         1) and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to any of the foregoing Collateral and (ii) cash.

         Notwithstanding anything in this Agreement to the contrary, "Collateral" shall not include any assets sold by the Borrower pursuant to a Securitization Program or any rights under the Assigned Agreements with respect to assets sold by the Borrower pursuant to a Securitization Program.

                 Section 2. Security for Obligations. This Agreement secures the payment of all Obligations of the Borrower now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses or otherwise (all such Obligations being the "Secured Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by the Borrower to the Administrative Agent or the Lenders under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

                 Section 3. Borrower Remains Liable. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent of any of the rights hereunder shall not release the Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) neither the Administrative Agent nor any Lender shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any Lender be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                 Section 4. Delivery of Account Collateral. All certificates or instruments representing or evidencing Account Collateral shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall have the right, at any time in its discretion and without notice to the Borrower, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Account Collateral. In addition, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Account Collateral for certificates or instruments of smaller or larger denominations.

                 Section 5. Maintaining the B Share Collateral Account. So long as any Loan shall remain unpaid or any Lender shall have any Commitment under the Credit Agreement:

                 (a) The Borrower will maintain the B Share Collateral Account pledged to the Administrative Agent;

                 (b) The Borrower shall deposit into the B Share Collateral Agreement, on each day, immediately available funds in an amount equal to all Deferred Load Amounts received by the Borrower that are not deposited into the Demand Deposit Account (as defined in the Collection Agency Agreement); and

                 (c) It shall be a term and condition of the B Share Collateral Account, notwithstanding any term or condition to the contrary in any other agreement relating to the B Share Collateral Account and except as otherwise provided by the provisions of Section 7 and Section 17, that no amount (including interest on Collateral Investments) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Borrower or any other Person from the B Share Collateral Account.

The B Share Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

                 Section 6. Investing of Amounts in the B Share Collateral Account. If requested by the Borrower, the Administrative Agent will, subject to the provisions of Section 7 and Section 17, from time to time (a) invest amounts on deposit in the B Share Collateral Account in such Cash Equivalents in the name of the Administrative Agent as the Borrower may select and (b) invest interest paid on the Cash Equivalents referred to in clause (a) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents in the name of the Administrative Agent as the Borrower may select (the Cash Equivalents referred to in clauses
(a) and (b) above being collectively "Collateral Investments"). Interest and proceeds that are not invested or reinvested in Collateral Investments as provided above shall be deposited and held in the B Share Collateral Account.

                 Section 7. Release of Amounts. So long as no Event of Default shall have occurred and be continuing, on the 20th day of each month the Administrative Agent will liquidate the Collateral Investments in a commercially reasonable manner to the extent necessary to provide for the timely receipt by the Administrative Agent of cash to make the payments described in this Section 7 and (a) apply available funds then on deposit in the B Share Collateral Account to the prepayment of the Loans under Section 3.02(b) of the Credit Agreement and (b) pay and release to the Borrower or at its order and at the request of the Borrower, the amount of any remaining available funds in the B Share Collateral Account after the foregoing application, provided that the amount paid pursuant to this clause (b) shall not exceed an amount equal to the sum of (x) the excess, if any, of Deferred Load Amounts paid into the B Share Collateral Account during the one month period ending on the 15th day of such month over Facility Collections for such period and (y) any interest or income on the Collateral Investments accrued on or prior to such 15th day.

                 Section 8. Representations and Warranties. The Borrower represents and warrants as follows:

                 (a) The chief place of business and chief executive office of the Borrower and the office where the Borrower keeps its records concerning the Receivables, and the original copies of each Assigned Agreement, are located at the address first specified above
         for the Borrower.   None of the Receivables or Agreement Collateral is
         evidenced by a promissory note or other instrument.

                 (b) The Borrower is the legal and beneficial owner of the Collateral free and clear of any Lien, except for the security interest created by this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Administrative Agent relating to this Agreement. The Borrower has no trade names.

                 (c) The Assigned Agreements, true and complete copies of which have been furnished to each Lender, have been duly authorized, executed and delivered by all parties thereto, have not been amended or otherwise modified, are in full force and effect and are binding upon and enforceable against all parties thereto in accordance with their terms. There exists no default under any Assigned Agreement by any party thereto. Each party to the Assigned Agreements (other than the Collection Agency Agreement described on Schedule I) other than the Borrower has executed and delivered to the Borrower a consent, in substantially the form of Exhibit A, to the assignment of the Agreement Collateral to the Administrative Agent pursuant to this Agreement.

                 (d) The Borrower has instructed (i) AIM Distributors to make all payments under the Distribution Fee Purchase Agreement to the Demand Deposit Account (as defined in the Collection Agency Agreement), (ii) each Eligible Fund or its transfer agent to make all payments that are the proceeds of Receivables to the Demand Deposit Account and (iii) the Collection Agent to make all payments distributable to the Borrower under the Collection Agency Agreement to the B Share Collateral Account.

                 (e) This Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

                 (f) No consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party is required either (i) for the grant by the Borrower of the assignment and security interest granted hereby or for the execution, delivery or performance of this

         Agreement by the Borrower, (ii) for the perfection or maintenance of the pledge, assignment and security interest created hereby (including the first priority nature of such pledge, assignment or security interest), except for the filing of financing and continuation statements under the Uniform Commercial Code, which financing statements have been duly filed, or (iii) for the exercise by the Administrative Agent of its rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

                 Section 9. Further Assurances. (a) The Borrower agrees that from time to time, at the expense of the Borrower, the Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower will: (i) mark conspicuously each Assigned Agreement and, at the request of the Administrative Agent, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Administrative Agent, indicating that such document, chattel paper, Assigned Agreement or Collateral is subject to the security interest granted hereby;
(ii) if any Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Administrative Agent hereunder such note or instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Administrative Agent; and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Administrative Agent may request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby.

                 (b) The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Borrower where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                 (c) The Borrower will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

                 Section 10. Place of Perfection; Records; Collection of Receivables. (a) The Borrower shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Collateral at the location therefor specified in Section 8(a) or, upon 30 days' prior written notice to the Administrative Agent, at such other locations in a jurisdiction where all actions required by Section 9 shall have been taken with respect to the Collateral. The Borrower will hold and preserve such records and Assigned Agreements and will permit representatives of the Administrative Agent at any time during normal business hours to inspect and make abstracts from such records.

                 (b) Except as otherwise provided in this subsection (b), the Borrower shall continue to collect, at its own expense, all amounts due or to become due the Borrower under the Receivables. In connection with such collections, the Borrower may take (and, at the Administrative Agent's direction, shall take) such action as the Borrower or the Administrative Agent may deem necessary or advisable to enforce collection of the Receivables; provided, however, that the Administrative Agent shall have the right at any time, upon the occurrence and during the continuance of a Default and upon written notice to the Borrower of its intention to do so, at the expense of the Borrower, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Borrower might have done. After receipt by the Borrower of the notice from the Administrative Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by the Borrower in respect of the Receivables shall be received in trust for the benefit of the Administrative Agent hereunder, shall be segregated from other funds of the Borrower and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary indorsement) to be deposited in the B Share Collateral Account and either (A) released to the Borrower on the terms set forth in Section 7 so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided by Section 17(b) and (ii) the Borrower shall not adjust, settle or compromise the amount or payment of any Receivable, release wholly or partly any obligor thereof, or allow any credit or discount thereon.

                 Section 11. As to the Assigned Agreements. (a) The Borrower shall at its expense:

                 (i) perform and observe all the terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements in full force and effect, enforce the Assigned Agreements in accordance with their terms and take all such action to such end as may be from time to time requested by the Administrative Agent; and

                 (ii) furnish to the Administrative Agent promptly upon receipt thereof copies of all notices, requests and other documents received by the Borrower under or pursuant to the Assigned Agreements, and from time to time (A) furnish to the Administrative Agent such information and reports regarding the Collateral as the Administrative Agent may reasonably request and (B) upon request of the Administrative Agent make to each other party to any Assigned Agreement such demands and requests for information and reports or for action as the Borrower is entitled to make thereunder.

                 (b)      The Borrower shall not:

                 (i) cancel or terminate any Assigned Agreement or consent to or accept any cancellation or termination thereof;

                 (ii) amend or otherwise modify any Assigned Agreement or give any consent, waiver or approval thereunder;

                 (iii) waive any default under or breach of any Assigned Agreement; or

                 (iv) take any other action in connection with any Assigned Agreement that would impair the value of the interest or rights of the Borrower thereunder or that would impair the interest or rights of the Administrative Agent.

                 Section 12. Payments Under the Assigned Agreements. (a) The Borrower agrees, and has effectively so instructed each other party to each Assigned Agreement, that all payments due or to become due under or in connection with such Assigned Agreement shall be made directly to either the B Share Collateral Account or the Demand Deposit Account, as specified in Section 8(d) above.

                 (b) Except as set forth in Section 17, all moneys received or collected pursuant to subsection (a) above shall be applied as set forth in Section 7.

                 Section 13.  Transfers and Other Liens.    The Borrower shall
not, except pursuant to a Securitization Program, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the pledge, assignment and security interest created by this Agreement.

                 Section 14. Administrative Agent Appointed Attorney-in-Fact. The Borrower hereby irrevocably appoints the Administrative Agent the Borrower's attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time in the Administrative Agent's discretion at any time that a Default has occurred and is continuing, to take any action and to execute any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                 (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

                 (b) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause
         (a) above, and

                 (c) to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Administrative Agent with respect to any of the Collateral.

                 Section 15. Administrative Agent May Perform. If the Borrower fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Borrower under Section 18(b).

                 Section 16. The Administrative Agent's Duties. The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Administrative Agent or any Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Citibank accords its own property.

                 Section 17. Remedies. If any Event of Default shall have occurred and be continuing:

                 (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at such time (the "N.Y. Uniform Commercial Code") (whether or not the N.Y. Uniform Commercial Code applies to the affected Collateral) and also may (i) require the Borrower to, and the Borrower hereby agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrower of the time and place of any public sale or other disposition or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale or other disposition of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                 (b) All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Administrative Agent pursuant to
         Section 18) in whole or in part by the Administrative Agent for the ratable benefit of the Lenders against, all or any part of the Secured Obligations in such order as the Administrative Agent shall elect.
         Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

                 (c) The Administrative Agent may exercise any and all rights and remedies of the Borrower under or in connection with the Assigned Agreements or otherwise in respect of the Collateral, including, without limitation, any and all rights of the Borrower to demand or otherwise require payment of any amount under, or performance of any provision of, any Assigned Agreement.

                 (d) All payments received by the Borrower under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of the Borrower and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary indorsement).

                 (e) The Administrative Agent may, without notice to the Borrower except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against the B Share Collateral Account or any part thereof.

                 (f) Notwithstanding anything in this Agreement to the contrary, so long as each Financing Participant shall be subject to a similar restriction for the benefit of the Administrative Agent and the Lenders, the Administrative Agent shall not exercise any right, remedy or power, whether under this Agreement, at law or at equity (including, without limitation, any right or power to enforce, to sell, at any public or private sale, to foreclose upon or otherwise dispose of any Collateral that relate to Designated Shares of a Designated AIM Fund), the effect of which is to cause (i) any Deferred Load Amount relating to any Designated Share of a Designated AIM Fund not to be remitted by the applicable Designated AIM Fund to the Demand Deposit Account or
         (ii) which would otherwise adversely affect the rights of any Financing Participant in any asset the subject of the Securitization Program, in each case without the prior written consent of Citicorp North America, Inc., as Program Agent.

                 Section 18. Indemnity and Expenses. (a) The Borrower agrees to indemnify the Administrative Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Administrative Agent's gross negligence, bad faith or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

                 (b) The Borrower will upon demand pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Administrative Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Administrative Agent or the Lenders hereunder or (iv) the failure by the Borrower to perform or observe any of the provisions hereof.

                 Section 19. Amendments; Waivers; Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Administrative Agent to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

                 Section 20. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and, mailed, telegraphed, telecopied, telexed, cabled or delivered to the Borrower or to the Administrative Agent, as the case may be, in each case addressed to it at its address specified in the Credit Agreement or, as to either party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, respectively, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, addressed as aforesaid.

                 Section 21. Continuing Security Interest; Assignments under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the later of the payment in full in cash of the Secured Obligations and the Termination Date, (b) be binding upon the Borrower, its successors and assigns and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent, the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Loans owing to it and the Note held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in
Section 10.07 of the Credit Agreement.

                 Section 22. Release and Termination. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral in accordance with the terms of the Loan Documents, the Administrative Agent will, at the Borrower's expense, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Default shall have occurred and be continuing, (ii) the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in such reasonable detail as shall be acceptable to the Administrative Agent, together with a form of release for execution by the Administrative Agent and a certification by the Borrower to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Administrative Agent may request and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied in accordance with
Section 3.02(a) of the Credit Agreement shall be paid to, or in accordance with the instructions of, the Administrative Agent at the closing.

                 (b) Upon the later of the payment in full in cash of the Secured Obligations and the Termination Date, the pledge, assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Borrower. Upon any such termination, the Administrative Agent will, at the Borrower's expense, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

                 Section 23. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein or in the Credit Agreement, terms used in Article 9 of the N.Y. Uniform Commercial Code are used herein as therein defined.

                 IN WITNESS WHEREOF, the Borrower has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        A I M MANAGEMENT GROUP INC.



                                        By /s/ ROBERT H. GRAHAM
                                           ---------------------------
                                        Title: President

                                   SCHEDULE I


                              ASSIGNED AGREEMENTS

1. Collection Agency Agreement dated as of May 2, 1995 among Citibank, N.A., Citicorp North America, Inc., as Program Agent, the Borrower, Citibank, N.A., as Administrative Agent, and Bankers Trust Company, as Collection Agent, as amended through June 26, 1996.

2. Second Amended and Restated Distribution Fee Purchase Agreement dated as of June 26, 1996 between the Borrower and A I M Distributors, Inc.

                                   EXHIBIT A


                         FORM OF CONSENT AND AGREEMENT

                 The undersigned hereby acknowledges notice of, and consents to the terms and provisions of, the B Share Collateral Agreement dated June__, 1996 (the "B Share Collateral Agreement", the terms defined therein being used herein as therein defined) from A I M Management Group Inc. (the "Borrower") to Citibank, N.A., as agent (the "Administrative Agent") for the Lenders referred to therein, and hereby agrees with the Administrative Agent that:

                 (a) The undersigned will make all payments to be made by it under or in connection with the __________ Agreement dated _______________, 19__ (the "Assigned Agreement") between the undersigned and the Borrower directly to the Demand Deposit Account or otherwise in accordance with the instructions of the Administrative Agent and the Program Agent.

                 (b) All payments referred to in paragraph (a) above shall be made by the undersigned irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off and shall be final, and the undersigned will not seek to recover from the Administrative Agent or any Lender for any reason any such payment once made.

                 (c) The Administrative Agent shall be entitled to exercise any and all rights and remedies of the Borrower under the Assigned Agreement in accordance with the terms of the B Share Collateral Agreement, and the undersigned shall comply in all respects with such exercise.

                 (d) The undersigned will not, without the prior written consent of the Administrative Agent, (i) cancel or terminate the Assigned Agreement or consent to or accept any cancellation or termination thereof or (ii) amend or otherwise modify the Assigned Agreement.

                 This Consent and Agreement shall be binding upon the undersigned and its successors and assigns, and shall inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent, the Lenders and their successors, transferees and assigns. This Consent and Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                 IN WITNESS WHEREOF, the undersigned has duly executed this Consent and Agreement as of the date set opposite its name below.


Dated:  _______________, 19__           [NAME OF OBLIGOR]

                                        By:____________________________________
                                        Title: